Exhibit 32

SECTION 1350 CERTIFICATION

This Report on Form 10-Q for the quarter ended June 30, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Ameriana Bancorp as of and for the period covered by the report.

Date: August 12, 2010	By:	/s/ Jerome J. Gassen
Name: Jerome J. Gassen
Title: President and Chief Executive Officer

Date: August 12, 2010	By:	/s/ John J. Letter
Name: John J. Letter
Title: Senior Vice President – Treasurer and
Chief Financial Officer